Exhibit 10.4

VESTING AGREEMENT

This VESTING AGREEMENT (this “Agreement”) is made and entered into as of July 16, 2021, by and among GX Sponsor LLC, a Delaware limited liability company (“Sponsor”), Celularity Inc. (f/k/a GX Acquisition Corp. (“GX”)), a Delaware corporation (“Parent”), and each of the other Persons set forth on the signature pages hereto (the “Insiders” and together with the Sponsor, the “Stockholders”).

RECITALS

A. Parent and Celularity Operations Inc. (formerly known as Celularity Inc.) (“Legacy Celularity”) entered into a Merger Agreement and Plan of Reorganization, dated as of January 8, 2021, (the “Merger Agreement”), which provides (upon the terms and subject to the conditions set forth therein) for a business combination transaction whereby a subsidiary of Parent merged with and into Legacy Celularity, with Legacy Celularity being the surviving corporation and a direct wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

B. As of the Effective Time, Sponsor and the Insiders are the beneficial and record owners of 7,187,500 shares of Class A Common Stock of Parent (the “Subject Securities”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Consent” shall mean any consent, approval, authorization, permit or notice.

“Change of Control” shall mean:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of capital stock of Parent (the “Outstanding Parent Shares”), or (B) the combined voting power of the then outstanding voting securities of Parent entitled to vote generally in the election of directors (the “Outstanding Parent Voting Securities”), in each case, taking into account any options or other rights to acquire Outstanding Parent Shares or Outstanding Parent Voting Shares held by such Person; or

(ii) individuals who, as of the date of this Agreement, constitute the board of directors of Parent (the “Incumbent Board”) cease for any reason to constitute a majority of such board of directors; provided, however, that any individual becoming a director of Parent or its successor subsequent to the date hereof whose election, or nomination for election by Parent shareholders, was approved by a vote of a majority of the directors of Parent then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Parent board of directors; or

(iii) consummation of an extraordinary transaction at Parent (including by way of reorganization, merger, amalgamation or consolidation), with or without approval by the shareholders of Parent, as applicable, in each case, unless, following such transaction, (A) more than 70% of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of such securities immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction, and (B) a majority of the members of the board of directors of the company resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

(iv) consummation of a sale or other disposition of all or substantially all the assets of Parent, with or without approval by the shareholders of Parent; or

(v) any other transaction whereby any Person obtains control over the direction of the affairs of Parent. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(vi) “Lock-Up Agreement” shall mean that certain Lock-Up agreement executed by the Sponsor and each of the Insiders as of the date hereof.

“Permitted Transferee” shall mean (a) with respect to any Person that is an individual, any member of such individual’s immediate family and/or any trust, partnership, limited liability company, or other similar estate planning vehicle that such individual controls and the beneficiaries of which are only such individual or such individual’s immediate family, and any other transferee who receives Subject Securities by will or the Laws of descent and distribution; and (b) with respect to any other Person, any Affiliate of such Person.

“Sponsor Agreement” shall mean that certain Letter Agreement, dated May 20, 2019, by and between Parent and Sponsor.

“Transfer” shall mean (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities, whether any such transaction is to be settled by delivery of such securities.

“Underwriting Agreement” shall mean that certain Underwriting Agreement, dated as of May 20, 2019, by and between Parent and Cantor Fitzgerald & Co., acting on behalf of itself and as the representative of the several underwriters named therein.

“VWAP” shall mean, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by Parent, on the one hand, and Cooper Road LLC and Dean C. Kehler (or their designee), on the other hand, in consultation with each other.

2. Sponsor Vesting Shares.

(a) Vesting Shares. 1,796,875 shares of Class A Common Stock of Parent in the aggregate held by the Sponsor and the Insiders (such shares, the “Vesting Shares”), with the amount of Vesting Shares held by each of the Sponsor and each Insider set forth on Schedule I hereto, shall, concurrently with the Effective Time, have a legend (the “Legend”) in substantially the following form affixed to them and be held subject to the terms and conditions of this Section 2: “THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE VESTING AGREEMENT, DATED AS OF July 16, 2021, BY AND AMONG GX ACQUISITION CORP. AND THE OTHER PARTIES THERETO.” All other shares of Common Stock of Parent held by the Sponsor and the Insiders shall remain outstanding following the Effective Time in accordance with their existing terms and the terms of the Sponsor Agreement.

(b) Procedures Applicable to the Vesting Shares .

(i) As soon as practicable, and in any event within one Business Day after the earlier to occur of Parent (A) becoming aware of the occurrence of a Triggering Event (as defined below) or (B) receiving written notice of a Triggering Event from Sponsor and/or Insiders (which Triggering Event has in fact occurred), Parent shall remove, or cause to be removed, the Legend from the books and records of Parent or its transfer agent evidencing the Vesting Shares and such shares shall no longer be subject to the vesting restrictions set forth in this Section 2 (any such removal of Legend and other restrictions, a “Release”). Any Vesting Shares that are Released in accordance with the terms of Section 2(c) shall remain subject to the terms of the Lock-Up Agreement.

(ii) Subject to the provisions of the Lock-Up Agreement, none of the Sponsor nor the Insiders shall Transfer any Vesting Shares until the date on which the relevant Triggering Event has occurred as described in Section 2(c) below and the Legend on such shares has been removed from such shares, except to the extent permitted by Section 2(b)(iii).

(iii) Notwithstanding the provisions set forth in Section 2(b)(ii), transfers of the Vesting Shares that are held by the Sponsor, the Insiders or any of its or their Permitted Transferees, are permitted (a) to the extent provided for in Section 2 of the Lock-Up Agreement and (b) in the case of a limited liability company, for gifts among members of such limited liability company.

(iv) Any Vesting Shares not required to be Released in accordance with the terms of Section 2(c) or Section 2(e) on or before the tenth (10th) anniversary of the Effective Time shall immediately thereafter be forfeited to Parent and canceled and neither the Sponsor nor the Insiders hereto shall have any rights with respect thereto.

(c) Release of Vesting Shares. The Vesting Shares shall be Released at such time as the VWAP equals or exceeds $12.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Effective Time on the Nasdaq (the “Triggering Event”).

(d) Equitable Adjustments. The VWAP target set forth in Section 2(c) shall be equitably adjusted for any stock splits, stock dividends, reorganizations, recapitalizations and the like affecting the common stock of Parent after the date of this Agreement.

(e) Acceleration Event. If, on or before the tenth (10th) anniversary of the Effective Time, there is a Change in Control, then immediately prior to the consummation of such Change in Control (i) the Triggering Event shall be deemed to have occurred and (ii) the applicable Vesting Shares shall be Released and the Sponsor and the Insiders shall be eligible to participate in such Change in Control.

(f) Notwithstanding anything in this Agreement to the contrary, holders of Vesting Shares shall be entitled to vote such Vesting Shares and receive dividends and other distributions in respect of such Vesting Shares prior to the Release of any such Vesting Shares.

3. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:

(a) Authorization, etc. Such Stockholder has the power, authority and capacity to execute and deliver this Agreement and to perform the Sponsor’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject only to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the Laws of the state of its organization. The undersigned has the power to execute and deliver this Agreement on behalf of such Stockholder. Such Stockholder has taken all necessary action to authorize the execution, delivery and performance of this Agreement. If such Stockholder is an entity, the execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of such Stockholder’s governing documents.

(b) No Conflicts or Consents. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not (i) conflict with or violate any Law or order applicable to such stockholder or by which such Stockholder or any of such Stockholder’s assets is or may be bound or affected or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any lien on any of the securities of Parent owned by such Stockholder pursuant to, any agreement to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval or authorization of any Person, except as would not materially affect such Stockholder’s obligations hereunder.

(c) Title to Securities. As of the date of this Agreement such Stockholder collectively have good and valid title to and hold of record (free and clear of any liens other than those arising under applicable securities Laws or as would not otherwise restrict the performance of the Stockholders’ obligations pursuant to this Agreement) the Subject Securities.

4. Representations and Warranties of Parent. Parent hereby represents and warrants to the other parties hereto as follows:

(a) Authorization, etc. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject only to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The undersigned has the power to execute and deliver this Agreement on behalf of Parent. Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement by Parent will not violate any provision of Parent’s governing documents.

(b) No Conflicts or Consents. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not (i) conflict with or violate any Law or order applicable to Parent or by which Parent or any of its assets is or may be bound or affected or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any agreement to which Parent is a party or by which Parent or any of its Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval or authorization of any Person, except as would not materially affect Parent’s obligations hereunder.

5. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall have no further effect, upon the mutual written agreement of the parties hereto. Notwithstanding anything herein to the contrary, Section 2 shall terminate only upon the earlier to occur of, (a) such time as all of the Vesting Shares shall have been Released and (b) the forfeit and cancellation of Vesting Shares in accordance with Section 2(b)(iv). No such termination, however, shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful breach of, or actual fraud in connection with, this Agreement prior to its termination.

6. Miscellaneous.

(a) Conflicting Agreements. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Sponsor Agreement, this Agreement shall control with respect to the subject matter thereof.

(b) Further Assurances. From time to time and without additional consideration, the parties hereto shall use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments, and shall take such further actions, as reasonably required for the purpose of carrying out and furthering the intent of this Agreement.

(c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(c))

if to the Sponsor or the other signatories hereto (other than Parent), to:

GX Sponsor LLC
1325 Avenue of the Americas, 25th Floor
New York, New York 10019
Attention: Jay Bloom and Dean Kehler
Email: jay.bloom@trimarancapital.com and

dean.kehler@trimarancapital.com

with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Michael Chitwood and Michael Civale
Email: Michael.Chitwood@skadden.com and
Michael.Civale@skadden.com

if to the Parent, to:

Celularity Inc.

170 Park Avenue

Florham Park, NJ 07932

Attention: Keary Dunn

Email: keary.dunn@celularity.com

with a copy to:

Cooley LLP

55 Hudson Yards

New York, NY 10001-2157

Attention: Yvan-Claude Pierre and Kevin Cooper

Email: ypierre@cooley.com and kcooper@cooley.com

or to such other address or addresses as the parties may from time to time designate in writing.

(d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

(e) Entire Agreement; Assignment; Binding Effect; No Third Party Rights. This Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Non-Disclosure Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto. This Agreement shall be binding on the successor and assigns of any party hereto.

(f) Amendment. This Agreement may be amended in writing by the parties hereto at any time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(g) Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(i) Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 7(i).

(j) Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

(k) Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

GX SPONSOR LLC

By:	/s/ Dean C. Kehler
	Name:	Dean C. Kehler
	Title:	Managing Member

[Signature Page to Sponsor Support Agreement]

CELULARITY INC.

By:	/s/ Robert Hariri
	Name:	Robert Hariri, M.D., Ph.D.
	Title:	President and CEO

[Signature Page to Sponsor Support Agreement]

/s/ Andrea J. Kellett
Andrea J. Kellett

[Signature Page to Sponsor Support Agreement]

/s/ Arthur Baer
Arthur Baer

[Signature Page to Sponsor Support Agreement]

COOPER ROAD, LLC

By:	/s/ Jay R. Bloom
	Name:	Jay R. Bloom
	Title:	Managing Member

[Signature Page to Sponsor Support Agreement]

/s/ Daniel Wagner
Daniel Wagner

[Signature Page to Sponsor Support Agreement]

/s/ Dean C. Kehler
Dean C. Kehler

[Signature Page to Sponsor Support Agreement]

/s/ Gabriel Wagner
Gabriel Wagner

[Signature Page to Sponsor Support Agreement]

HW 2015 TRUST U/A 7/23/15

By:	/s/ Elaine Weinberger
	Name:	Elaine Weinberger
	Title:	Trustee

[Signature Page to Sponsor Support Agreement]

/s/ Jordan S. Bloom
Jordan S. Bloom

[Signature Page to Sponsor Support Agreement]

/s/ Edgar Lee Giovannetti
Edgar Lee Giovannetti

[Signature Page to Sponsor Support Agreement]

/s/ Leon Wagner
Leon Wagner

[Signature Page to Sponsor Support Agreement]

/s/ Marc B. Mazur
Marc B. Mazur

[Signature Page to Sponsor Support Agreement]

/s/ Michael G. Maselli
Michael G. Maselli

[Signature Page to Sponsor Support Agreement]

/s/ Paul S. Levy
Paul S. Levy

[Signature Page to Sponsor Support Agreement]

SCJC, LLC

By:	/s/ Jason Capone
	Name:	Jason Capone

[Signature Page to Sponsor Support Agreement]

ELIZABETH KEHLER 2012 TRUST

By:	/s/ Elizabeth Kehler
	Name:	Elizabeth Kehler
	Title:	Trustee

[Signature Page to Sponsor Support Agreement]

SCHEDULE I

Sponsor/Insider	Number of Vesting Shares
GX Sponsor LLC	25,000
Cooper Road LLC (4)	415,313
Dean C. Kehler (5)	353,692
Elizabeth Kehler 2012 Trust (5)	98,594
Michael G. Maselli	98,999
Jordan S. Bloom (4)	36,973
Andrea J. Kellett	3,697
Arthur Baer	38,824
Paul S. Levy	176,129
HW 2015 Trust u/a 7/23/15	176,129
Marc B. Mazur	12,232
Leon Wagner	152,625
Gabriel Wagner	8,627
Daniel Wagner	8,627
SCJC, LLC	169,879
Edgar Lee Giovannetti	21,534

[Signature Page to Sponsor Support Agreement]